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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference of our report dated May 28, 2004, with respect to the Statements of Revenue and Certain Expenses of the Food & Drug Administration District Headquarters -- Lenexa, Kansas and our report dated December 23, 2003, with respect to the Statements of Revenue and Certain Expense of the United States Federal Bureau of Investigation Branch Office -- Pittsburgh, Pennsylvania in the registration statement on Form S-8 (file no. 333-113151) of Government Properties Trust, Inc.


                                             /s/ Ernst & Young LLP

Chicago, Illinois
July 16, 2004